Exhibit 99.2

Jonathan R. West

Senior Vice President,

General Counsel and Corporate Secretary

December 15, 2009

Re:	2009 Indiana Member Director Election Results

Dear Indiana Shareholder:

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2009 Indiana election of member directors. The new directors will serve four-year terms beginning on January 1, 2010 and expiring December 31, 2013.

Indiana – Two Member Directors

Number of members eligible to vote	195
Number of members casting votes	115

Total eligible votes for each directorship	2,470,813

Indiana Election Results

		Term Ends	Votes Received
Roger Cummings President-CEO Alliance Bank	Francesville, IN		428,829

Robert Falk President-CEO Purdue Employees Federal Credit Union	West Lafayette, IN		344,532

*Matthew Forrester President-CEO River Valley Financial Bank	Madison, IN	December 31, 2013	630,419

Dan Moore President & CEO Home Bank	Martinsville, IN		598,250

*Jeffrey Poxon Sr VP-Investments The Lafayette Life Insurance Company	Lafayette, IN	December 31, 2013	1,032,052

*	Elected

Thank you for participating in this year’s election process. Your contribution ensures sound representation on our board of directors for the mutual benefit of the Bank and all the stockholders it serves.

Sincerely,

/s/ JONATHAN R. WEST
Jonathan R. West
Corporate Secretary